Exhibit 10.5

                            AGREEMENT

     AGREEMENT, dated this 1st day of December 2004, between First Keystone Financial, Inc. (the "Corporation"), a
Pennsylvania corporation, and Thomas M. Kelly (the "Executive").

                           WITNESSETH

     WHEREAS, the Executive is presently an officer of the Corporation and First Keystone Bank (the "Savings Bank")
(together, the "Employers");

     WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers;

     WHEREAS, the Employers currently have an agreement with the Executive dated May 26, 1999, which is being amended and superseded by this Agreement to reflect certain mutually agreed upon revisions, and in accordance with the provisions of Section 310 of the Thrift Activities Handbook of the Office of Thrift Supervision ("OTS"), the Corporation and the Savings Bank desire to enter into separate agreements with the Executive with respect to his employment by each of the Employers; and

     WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to modify the severance benefits which shall be due the Executive by the Corporation in the event that his employment with the Corporation is terminated under specified circumstances.

     NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

     1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

     (a) Average Annual Compensation. The Executive's "Average Annual Compensation" for purposes of this Agreement shall be deemed to mean the average level of compensation paid to the Executive by the Employers or any subsidiary thereof during the most recent five taxable years preceding the Date of Termination, including Base Salary and benefits and bonuses under any employee benefit plans of the Employers.

     (b) Base Salary. "Base Salary" shall have the meaning set forth in Section 3(a) hereof.

     (c) Cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

     (d) Change in Control of the Corporation. The term "Change in Control of the Corporation" shall mean the occurrence of any of the following events:

          (i) approval by the stockholders of the Corporation of a transaction that would result and does result in the reorganization, merger or consolidation of the Corporation, with one or more other persons, other than a transaction following which:

               (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Corporation; and

               (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Corporation;

          (ii) the acquisition of all or substantially all of the assets of the Corporation or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of 20% or more of the outstanding securities of the Corporation entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Corporation of any transaction which would result in such an acquisition;

          (iii) a complete liquidation or dissolution of the Corporation or the Savings Bank, or approval by the stockholders of the Corporation of a plan for such liquidation or dissolution;

          (iv) the occurrence of any event if, immediately following such event, members of the Corporation Board of Directors who belong to any of the following groups do not aggregate at least a majority of the Corporation Board of
     Directors:

               (A) individuals who were members of the
     Corporation Board of Directors on the Effective Date of this Agreement; or

               (B) individuals who first became members of the Corporation Board of Directors after the Effective Date of this Agreement either:

                                    2

                    (1) upon election to serve as a member of the Corporation Board of Directors by the affirmative vote of two-thirds of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                    (2) upon election by the stockholders of the Corporation Board of Directors to serve as a member of the Corporation Board of Directors, but only if nominated for election by the affirmative vote of two-thirds of the members of such Board, or of a nominating committee thereof, in office at the time of such first nomination;

     provided that such individual's election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the Corporation Board of Directors; or

          (v) any event which would be described in Section 1(d)(i), (ii), (iii) or (iv) if the term "Savings Bank" were substituted for the term "Corporation" therein and the term "Bank Board of Directors" were substituted for the term "Corporation Board of Directors" therein.

In no event, however, shall a Change in Control of the Corporation be deemed to have occurred as a result of any acquisition of securities or assets of the Corporation, the Savings Bank, or a subsidiary of either of them, by the Corporation, the Savings Bank, or any subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this Section 1(d), the term "person" shall include the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

     (e)  Code.  "Code" shall mean the Internal Revenue Code of
1986, as amended.

     (f)  Date of Termination.  "Date of Termination" shall mean
(i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and
(ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

     (g) Disability. Termination by the Corporation of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

     (h)  Good Reason.  Termination by the Executive of the
Executive's employment for "Good Reason" shall mean termination by the Executive following a Change in Control of the Corporation based on:

                    (i)  Without the Executive's express written
               consent, a reduction by the Employers in the Executive's Base Salary as the same may be increased from time to time or, except to the extent permitted by

                                    3

               Section 3(b) hereof, a reduction in the package of fringe benefits provided to the Executive, taken as a whole;

                    (ii) The principal executive office of the
               Employers is relocated outside of the Media, Pennsylvania, area or, without the Executive's express written consent, the Employers require the Executive to be based anywhere other than an area in which the Employers' principal executive office is located, except for required travel on business of the Employers to an extent substantially consistent with the Executive's present business travel obligations;

                    (iii)     Any purported termination of the
               Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (j) below; or

                    (iv) The failure by the Corporation to obtain
               the assumption of and agreement to perform this Agreement by any successor as contemplated in
               Section 9 hereof.

     (i)  IRS.  IRS shall mean the Internal Revenue Service.

     (j) Notice of Termination. Any purported termination of the Executive's employment by the Corporation for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Corporation's termination of Executive's employment for Cause; and (iv) is given in the manner specified in Section 10 hereof.

     (k) Retirement. Termination by the Corporation of the Executive's employment based on "Retirement" shall mean voluntary termination by the Executive in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

     2.   Term of Employment.

     (a) The Corporation hereby employs the Executive as President and Chief Operating Officer of the Corporation and Executive hereby accepts said employment and agrees to render such services to the Corporation on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for three years, commencing on the date of this Agreement and, subject to the requirements of the succeeding sentence, shall be deemed
                                    4

automatically, without further action, to extend for an additional year on each annual anniversary of the date of this Agreement.
Prior to the anniversary of the date of this Agreement and each annual anniversary thereafter, the Board of Directors of the Corporation shall consider and review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive's performance hereunder) extension of the term under this Agreement, and the term shall continue to extend in the manner set forth above unless either the Board of Directors does not approve such extension and provides written notice to the Executive of such event or the Executive gives written notice to the Corporation of the Executive's election not to extend the term, in each case with such written notice to be given not less than thirty (30) days prior to any such anniversary date.
References herein to the term of this Agreement shall refer both to the initial term and successive terms.

     (b) During the term of this Agreement, the Executive shall perform such executive services for the Corporation as may be consistent with his titles and from time to time assigned to him by the Corporation's Board of Directors.

     3.   Compensation and Benefits.

     (a) The Employers shall compensate and pay Executive for his services during the term of this Agreement at a minimum base salary of $207,400 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Boards of Directors of the Employers.

     (b) During the term of the Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Boards of Directors of the Employers. The Corporation shall not make any changes in such plans, benefits or privileges which would adversely affect Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employers and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of the Corporation. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof.

     (c) During the term of this Agreement, Executive shall be entitled to not less than five weeks paid annual vacation. Executive shall be entitled to receive any additional compensation from the Employers for failure to take a vacation and shall be able to accumulate unused vacation time from one year to the next.

     (d) During the term of this Agreement, including any renewal thereof, the Employers shall provide the Executive with a full-sized, four-door automobile for the Executive's use, which

                                    5

automobile shall be replaced during the term hereof and any renewal thereof no less frequently than every three years.

     (e) The Employers shall provide medical insurance or reimburse the Executive for the premiums for comparable medical insurance for the benefit of the Executive and his spouse and minor children during the term of this Agreement and for a period of five years following the termination of this Agreement in accordance with Section 5 hereof, except in the case of a termination of the Executive for Cause.

     (f) The Employers shall pay for or reimburse Executive with respect to expenses incurred thereby in obtaining dental care for Executive, his spouse and his minor children up to a maximum of $2,500 per person per year, which amount may be increased from time to time as may be determined by the Boards of Directors of the Employers.

     (g) During the term of this Agreement, the Employers will pay the Executive's annual membership dues at a country club of his choice in an amount up to $7,500 per year, subject to increase from time to time as may be determined by the Boards of Directors of the Employers. In addition, the Employer will pay the Executive's initiation fee at such club.

     (h) In the event of the Executive's death during the term of this Agreement, his spouse, estate, legal representative or named beneficiaries (as directed by the Executive in writing) shall be paid on a monthly basis the Executive's annual compensation from the Employers at the rate in effect at the time of the Executive's death for a period equal to the period then remaining under this Agreement.

     (i) The Executive's compensation, benefits and expenses shall be paid by the Corporation and the Savings Bank in the same proportion as the time and services actually expended by the Executive on behalf of each respective Employer.

     4. Expenses. The Employers shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of, or in connection with the business of the Employers, including, but not by way of limitation, automobile (including costs of leasing, insurance, repairs, maintenance, and licensing) and traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Boards of Directors of the Employers. If such expenses are paid in the first instance by Executive, the Employers shall reimburse the Executive therefor.

     5.   Termination.

     (a) The Corporation shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause or Retirement, and Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

                                    6

     (b) In the event that (i) Executive's employment is terminated by the Corporation for Cause or Retirement or in the event of the Executive's death, or (ii) Executive terminates his employment hereunder other than for Good Reason, Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination except as otherwise provided herein.

     (c) In the event that (i) Executive's employment is terminated (including termination due to Disability) by the Corporation for other than for Cause, Retirement or the Executive's death and in other than a Change in Control of the Corporation or (ii) such employment is terminated by the Executive due to a material breach of this Agreement by the Corporation, which breach has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Corporation, then the Corporation shall, subject to the provisions of Section 6 hereof, if applicable

     (A) pay to the Executive, in twenty-four (24) equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash severance amount equal to two (2) times the Executive's Base Salary, and

     (B) maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of employment pursuant hereto prior to the Notice of Termination or (ii) the date of the Executive's full-time employment by another employers (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option and restricted stock plans of the Employers), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (B) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Corporation shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

     (d) In the event that (i) Executive's employment is terminated by the Corporation for other than for Cause, Disability, Retirement or the Executive's death but in connection with a Change in Control of the Corporation or (ii) such employment is terminated by the Executive for Good Reason, then the Corporation shall, subject to the provisions of Section 6 hereof, if applicable

          (A) pay to the Executive, in thirty-six (36) equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash severance amount equal to three (3) times the Executive's Base Salary, and

          (B)  maintain and provide for a period ending at the
     earlier of (i) the expiration of the remaining term of
     employment pursuant hereto prior to the Notice of
     Termination
                                    7

     or (ii) the date of the Executive's full-time employment by another employers (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option and restricted stock plans of the Employers), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph
     (B) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Corporation shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

     (e) In the event of the failure by the Employers to elect or to re-elect or to appoint or to re-appoint the Executive to the offices of President and Chief Operating Officer of the Corporation and the Savings Bank or a material adverse change made by the Employers in the Executive's functions, duties or responsibilities as President and Chief Operating Officer of the Corporation and the Savings Bank without the Executive's express written consent, the Executive shall be entitled to terminate his employment hereunder and shall be entitled to the payments and benefits provided for in Section 5(c)(A) and (B); however, such termination shall not otherwise constitute a material breach of this Agreement by the Corporation.

     6.   Payment of Additional Benefits under Certain Circumstances.

     (a) If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employers (including, without limitation, the payments and benefits which the Executive would have the right to receive from the Savings Bank pursuant to Section 5 of the Agreement between the Savings Bank and the Executive dated as of the date hereof (the "Savings Bank Agreement"), before giving effect to any reduction in such amounts pursuant to the provision of Section 6 of the Savings Bank Agreement), would constitute a "parachute payment" as defined in Section 280G(b)(2) of the Code (the "Initial Parachute Payment," which includes the amounts paid pursuant to clause (A) below), then the Corporation shall pay to the Executive, in thirty-six (36) equal monthly installments beginning with the first business day of the month following the Date of Termination or in a lump sum within five business days of the Date of Termination (at the Executive's election), a cash amount equal to the sum of the following:

     (A) the amount by which the payments and benefits that would have otherwise been paid by the Savings Bank to the Executive pursuant to Section 5 of the Savings Bank
     Agreement are reduced by the provisions of Section 6 of the Savings Bank Agreement;

     (B) twenty (20) percent (or such other percentage equal to the tax rate imposed by Section 4999 of the Code) of the amount by which the Initial Parachute Payment exceeds the Executive's "base amount" from the Employers, as defined in
     Section 280G(b)(3) of
                                    8

     the Code, with the difference between the Initial Parachute
     Payment and the Executive's base amount being hereinafter referred to as the "Initial Excess Parachute Payment"; and

     (C) such additional amount (tax allowance) as may be necessary to compensate the Executive for the payment by the Executive of state and federal income and excise taxes on the payment provided under clause (B) above and on any payments under this clause (C). In computing such tax allowance, the payment to be made under clause (B) above shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

                                      Tax Rate
                              GUP = ------------
                                     1- Tax Rate

     The Tax Rate for purposes of computing the GUP shall be the highest marginal federal and state income and employment-related tax rate (including Social Security and Medicare taxes), including any applicable excise tax rate, applicable to the Executive in the year in which the payment under clause (B) above is made and shall also reflect the phase out of deductions and the ability to deduct certain of such taxes.

     (b) Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which the Executive is a party that the actual excess parachute payment as defined in Section 280G(b)(1) of the Code is different from the Initial Excess Parachute Payment (such different amount being hereafter referred to as the "Final Excess Parachute Payment"), then the Corporation's independent tax counsel or accountants shall determine the amount (the "Adjustment Amount") which either the Executive must pay to the Corporation or the Corporation must pay to the Executive in order to put the Executive (or the Corporation, as the case may be) in the same position the Executive (or the Corporation, as the case may be) would have been if the Initial Excess Parachute Payment had been equal to the Final Excess Parachute Payment. In determining the Adjustment Amount, the independent tax counsel or accountants shall take into account any and all taxes (including any penalties and interest) paid by or for the Executive or refunded to the Executive or for the Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, the Corporation shall pay the Adjustment Amount to the Executive or the Executive shall repay the Adjustment Amount to the Corporation, as the case may be.

     (c) In each calendar year that the Executive receives payments of benefits under this Section 6, the Executive shall report on his state and federal income tax returns such information as is consistent with the determination made by the independent tax counsel or accountants of the Corporation as described above. The Corporation shall indemnify and hold the Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorneys' fees, interest, fines and penalties) which the Executive incurs as a result of so reporting such information. The Executive shall promptly notify the Corporation in writing whenever the Executive receives notice of the institution of a judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Section 6 is being reviewed or is in dispute. The Corporation shall assume

                                    9

control at its expense over all legal and accounting matters pertaining to such federal tax treatment (except to the extent necessary or appropriate for the Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this Section 6) and the Executive shall cooperate fully with the Corporation in any such proceeding. The
Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Corporation may have in connection therewith without the prior consent of the Corporation.

     7.   Mitigation; Exclusivity of Benefits.

     (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employers after the Date of Termination or otherwise.

     (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

     8. Withholding. All payments required to be made by the Corporation hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Corporation may reasonably determine should be withheld pursuant to any applicable law or regulation.

     9. Assignability. The Corporation may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Corporation may hereafter merge or consolidate or to which the Corporation may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Corporation hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

     10. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:


     To the Corporation:      Chairman of the Board
                              First Keystone Financial, Inc.
                              22 West State Street
                              Media, Pennsylvania  19063

     To the Executive:        Thomas M. Kelly
                              At the address last appearing on the personnel records of the Savings Bank

                                    10

     11. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Corporation to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     12. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania.

     13. Nature of Obligations. Nothing contained herein shall create or require the Corporation to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Corporation hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

     14. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     17. Entire Agreement. This Agreement embodies the entire agreement between the Corporation and the Executive with respect to the matters agreed to herein. All prior agreements between the Corporation and the Executive with respect to the matters agreed to herein, including without limitation the Agreement between the Corporation and the Executive dated May 26, 1999, are hereby superseded and shall have no force or effect. Notwithstanding the foregoing, nothing contained in this Agreement shall affect the agreement of even date being entered into between the Savings Bank and the Executive.

                                    11


     IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.


Attest:                      FIRST KEYSTONE FINANCIAL, INC.



/s/ Carol Walsh              By:  /s/Donald S. Guthrie
--------------------              ---------------------------------
Carol Walsh                       Donald S. Guthrie
                                  Chairman of the Board


Attest:                      EXECUTIVE



/s/ Carol Walsh              By:  /s/Thomas M. Kelly
--------------------              ---------------------------------
Carol Walsh                       Thomas M. Kelly, Individually





















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